UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 23, 2015

Date of Report (Date of Earliest Event Reported)

TILLY’S, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35535	45-2164791
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 Whatney

Irvine, California 92618

(Address of Principal Executive Offices) (Zip Code)

(949) 609-5599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective March 23, 2015, the Compensation Committee of the Board of Directors of Tilly’s, Inc. (the “Company”) approved restricted stock units as an additional form of equity award available for grant to executive officers, and awarded the following time-vested restricted stock units (“RSUs”) to certain of its named executive officers pursuant to the Company’s Amended and Restated 2012 Equity and Incentive Award Plan (the “Plan”). The RSU grants below represent the executive officers’ annual equity award for fiscal 2015.

Name	Number of RSU Awarded
Daniel Griesemer, President and Chief Executive Officer	50,000
Jennifer Ehrhardt, Chief Financial Officer	20,000
Craig DeMerit, Vice President, Chief Information Officer and Chief Operating Officer	25,000
Debbie Anker-Morris, Vice President and General Merchandising Manager	25,000

The RSUs will vest in four equal annual installments beginning on the first anniversary of the grant date, subject to the executive’s continued service to the Company through the applicable vesting date. Consistent with the terms of Mr. Griesemer’s previously disclosed offer letter, upon a termination without cause or for good reason (as defined in his offer letter), one year’s worth of unvested RSU will vest immediately, and upon a termination without cause or for good reason upon a change in control, all unvested RSU will vest immediately.

The RSUs are governed by the terms and conditions of the Plan and a form of RSU award agreement approved by the Compensation Committee, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Form of Restricted Stock Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILLY’S, INC.

Date: March 25, 2015	By:	/s/ Christopher M. Lal
	Name:	Christopher M. Lal

	Title:	Vice President, General Counsel and Secretary